.10.7

MARINA BAY
BOSTON HARBOR'S
Flagship Marina

VESSEL DOCKAGE AND STORAGE LICENSE AGREEMENT

THIS VESSEL DOCKAGE AND STORAGE LICENSE AGREEMENT (this "License Agreement"), dated as of 4/7/2015, between FLAGSHIP MARINA BAY, LLC, a Delaware limited liability company doing business as Marina Bay on Boston Harbor, and Global Boatworks LLC ("Licensee").

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

A. **PARTIES AND VESSEL DESCRIPTION**

Licensor: Flagship Marina Bay, LLC (d/b/a Marina Bay on Boston Harbor)
333 Victory Road Quincy, MA 02171

Bob Rowe

Licensee:
Name: Global Boatworks, LLC
Address: 2637 E. Atlantic Blvd #134
City, State: Pompano Beach, FL. Zip: 33062
Home Phone: — Work Phone: (954) 934-9400
Fax — Cell: (954) 448-3915
Email: globalboatworks1234@gmail.com

Vessel:
Name: MISS LEAH Power Requirement: NONE
Year/Make/Model: 2005 Custom Vessell
MS Numbers/Registration: Federal #1170700
Length Overall: 40' Beam: 24 Draft: 5 Hull Color: BLACK

YOU MUST PROVIDE A COPY OF YOUR INSURANCE BINDER PRIOR TO THE BOAT'S ARRIVAL OR LAUNCH

Insurance Carrier: MARKEL MARINE Exp. Date: 6/15/2015

Property: The real property owned by Licensor located in the Marina Bay section of North Quincy, Massachusetts, having a street address at 333 Victory Road.

RR

MAY 1, 2015 thru 10/31/2015 (6-MO)

B. DOCKAGE LICENSE BASIC TERMS

Slip Request: Slip E-MAIN (PRESENT LOCATION) at Marina Bay on Boston Harbor. (NOTE: Slip assignments shall be made at Licensor's discretion. Licensee shall contact Licensor to confirm slip assignment after November 1st.)

Slip Assignment: (for Marina staff use only) Slip _________ at Marina Bay on Boston Harbor (the "Slip"). (NOTE: Slip assignments shall be made at Licensor's discretion. Licensor shall insert slip number in this Agreement upon assignment. The Slip is subject to relocation at Licensor's discretion.)

Dockage Term: May 1, 2015 through November 14, 2015.

Licensed Use: The Slip shall be used solely for docking the Vessel.

C. STORAGE LICENSE BASIC TERMS

Storage Option:

Storage Area: A location on the Property to be determined by Licensors, subject to the Storage Option chosen by Licensee, and subject to relocation by Licensor.

Storage Term: November 15, 2014 through April 30, 2015.

Licensed Use: The Storage Area shall be used solely for storing the Vessel.

* $170. per ft X 40 = $6,800.—

D. FEE PAYMENTS AND PAYMENT SCHEDULE

* Will make (6) pymts $1,135.83

Slip Fee:	$ 6,800.00
Storage Fee:	$ —
Environmental Impact Fee:	$ 15.00
TOTAL LICENSE FEE:	$ 6,815.00

Commence: (1) 5/15/15 (2) 6/15/15 (3) 7/15/15 (4) 8/15/15 (5) 9/15/15 (6) 10/15/15

Monthly Payment By Check — $1,135.83

Payment options: Select an option

1. One time payment in full: You may deduct 1% from "Total License Fee" for payment in full at signing for credit card or 2% for payment in full at signing for cash/check.
   a. In the event you choose to pay by check, Marina Bay will not be responsible for missed or late payments. Missed or late payments can result in retroactive rate increase for combination packages and or loss of discounts or termination of dockage and or storage licenses.

2. Installments: You may utilize our installment program at no additional fee!
   a. A valid credit or debit card must be provided.
   b. Dockage Only or Combination Dockage and Storage: All fees are divided equally from October 1, 2014 to July 1, 2015. Should you sign up later than 10/1/2014 your initial deposit will be equal to the value of the missed installments.
   c. Storage Only: All fees are divided equally from October 1, 2014 to April 1, 2015 or prior to the vessel being launched whichever is sooner. Should you sign up later than 10/1/2014 your initial deposit will be equal to the value of the missed installments.
   d. Your card will automatically be charged on a monthly basis by Marina Bay. Should you choose to pay by check, the account needs to be secured with a credit card. In the event you choose to pay by check, Marina Bay will not be responsible for missed or late payments. Missed or late payments can result in retroactive rate increase for combination packages and or loss of discounts or termination of dockage and or storage licenses.

* Note: Pumping Services: Costs to be split 50%-50% each as per last year agreement.

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